EXHIBIT 99.5

MICROMED TECHNOLOGY, INC.
2005 STOCK INCENTIVE PLAN

1.  Objectives. This 2005 Stock Incentive Plan (the “Plan”) is intended as an incentive to retain selected employees of Micromed Technology, Inc. (the “Company”) or its Affiliates and to retain and attract persons of training, experience and ability to serve as independent Directors on the Board of Directors of the Company, and to provide consideration for services rendered by consultants and independent contractors for the Company or its Affiliates, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. Upon the approval of the Plan by the stockholders of the Company, the Company will not make any additional awards under its 1997 Stock Option Plan (the “Prior Plan”).

2.  Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliates” means any Parent Corporation or Subsidiary.

“Award” means the grant of any Option, SAR or Stock Award, whether granted singly, in combination, or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Award Agreement” means one or more agreements between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board or such committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Consultant” a person other than an Employee or a Nonemployee Director providing bona fide services to the Company or any of its Subsidiaries as a consultant or advisor, as applicable, provided that such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

“Consultant Award” means an Award granted to a Consultant.

“Director” means any individual serving as a member of the Board of Directors of the Company.

“Director Award” means an Award granted to a Nonemployee Director.

“Effective Date” means _________________, 2005 [the date the Plan is approved by the Board].

“Employee” means an employee of the Company or any of its Affiliates or an individual who has agreed to become an employee of the Company or any of its Affiliates and is expected to become such an employee within the following six months.

“Employee Award” means an Award granted to an Employee.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant time (as determined under procedures established by the Committee), (ii) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. at the time of exercise, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, such amount as may be determined by the Board (or an Independent Third Party, should the Board elect in its sole discretion to instead utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Independent Third Party” means an individual or entity independent of the Company (and any transferor or transferee of Common Stock acquired upon the exercise of an option under the Plan, if applicable) with experience in providing investment banking appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Company’s independent accountants shall be deemed to satisfy the criteria for an Independent Third Party if selected by the Board for that purpose. The Board may utilize one or more Independent Third Parties.

“Incentive Stock Option” or “ISO” means an Option intended to be an incentive stock option within the meaning of Section 422 of the Code.

“Initial Options” shall have the meaning set forth in Section 8(a)(iii).

“Nonemployee Director” means any Director who is not an Employee and has not been an Employee since the date of the most recent annual general meeting of shareholders of the Company.

“Nonemployee Director Award” means an Award granted to a Nonemployee Director.

“Nonqualified Option” means an Option which is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which right may be an Incentive Stock Option or a Nonqualified Stock Option.

“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means an Employee, Nonemployee Director or Consultant to which an Award has been made under the Plan.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

“Subsidiary” means (i) with respect to grants of Nonqualified Options, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to grants of ISOs, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

3.  Eligibility.

(a)  Employees. All Employees are eligible for Awards under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The granting of Awards under this Plan shall be entirely discretionary and nothing in this Plan shall be deemed to give any employee of the Company or its Affiliates any right to participate in this Plan or to be granted an Award.

(b)  Nonemployee Directors. Nonemployee Directors are eligible to receive Awards in the discretion of the Board.

(c)  Consultants. The Committee may select, by the grant of Awards under the Plan, certain Consultants to be Participants. The granting of Awards under this Plan shall be entirely discretionary and nothing in this Plan shall be deemed to give any Consultant a right to participate in this Plan or to be granted an Award.

4.  Award Agreement. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer or any other authorized officer of the Company for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under this Plan or any other employee plan of the Company or any of its Affiliates, including the plan of any acquired entity, or (ii) made to any Company or Affiliate employee by the Company or any Affiliate. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award.

5.  Common Stock Reserved for the Plan. The maximum number of shares of Common Stock issuable pursuant to the Awards granted under the Plan shall be 2,189,147 shares of Common Stock, all of which may be available for Incentive Stock Options.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Option or other Award granted under the Plan is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the applicable stock exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.  Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion but subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (a) not adverse to the Participant holding such Award or (b) consented to by such Participant, including (in either case) an amendment or modification that may result in an ISO’s losing its status as an ISO; provided, however, that only the full Board shall exercise discretion with respect to the terms of any Director Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7.  Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish. In addition, the Committee may also delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8.  Employee and Consultant Awards.

(a)  Options

(i)    Incentive Stock Options. An Employee Award may be in the form of an ISO. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Option Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten years after the Grant Date, with the expiration date to be specified by the Committee in the Option Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Section 422 of the Code.

(ii)    Nonqualified Option. An Employee Award may be in the form of a Nonqualified Option. A Nonqualified Option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Option Agreement or otherwise. Each Option shall expire not later than ten years after the Grant Date, with the expiration date to be specified by the Committee in the Option Agreement.

(iii)    Initial Grants. In connection with the recapitalization of the Company, the Committee may grant Options with respect to a maximum of 1,215,000 shares of Common Stock (the “Initial Options”). The Initial Options shall have an exercise price of at least $.01 per share and shall have a maximum term of 10 years. Each Initial Option will become exercisable with respect to 25% of the shares covered by such option on the applicable Grant Date of such Award, and with respect to an additional 25% of the shares covered by such option on each of the first through third anniversaries of the applicable Grant Date, and may provide for automatic exercise on such dates. In addition, in the event of a Change in Control, the Initial Options shall become exercisable with respect to an additional 50% of the then-unvested shares subject to such option. The Initial Options shall be subject to such other terms and conditions as may be set forth in the applicable Award Agreement.

(b)  Stock Appreciation Rights. An Employee Award may be in the form of an SAR. The term of a SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

(c)  Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below.

(d)  Consultant Awards. The Committee shall have the sole responsibility and authority to determine the type or types of Consultant Awards to be made under this Plan and the terms, conditions, and limitations applicable to such Awards.

9.  Nonemployee Director Awards.

(a)    The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Section 9. Director Awards may consist of those listed in this Section 9 and may be granted singly, in combination, or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

(i)  Options. A Director Award may be in the form of an Option; provided that Options granted as Director Awards are not Incentive Stock Options. In no event shall the term of the Option extend more than ten (10) years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Participants pursuant to this Section 9, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

(ii)  Option Exchange Program. In connection with the recapitalization of the Company, the Board may grant to Initial Options to Nonemployee Directors on terms and conditions similar to those described in Section 8(a)(iii) above.

(iii)  Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Directors pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

(iv)  Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to dividend equivalents, shall be determined by the Board.

(b)  At the discretion of the Board, Director Awards may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Director Awards.

10.  Payment of Awards.

(a)  General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine and set forth in the applicable Award Agreement, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)  Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures or a plan established by the Committee or the Board and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c)  Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

(d)  Substitution of Awards. Subject to Sections 16 and 18, at the discretion of the Committee, a Participant who is an Employee or Consultant may be offered an election to substitute an Employee Award or Consultant Award for another Employee Award or Consultant Award or Employee Awards or Consultant Awards of the same or different type.

(e)  Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

11.  Exercise of Options.

(a)  Options granted under the Plan shall be exercisable in accordance with the terms of the Award Agreement.

(b)  The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee in the applicable Award Agreement and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Consultants to tender Common Stock or other Employee Awards or Consultant Awards; provided that any Common Stock held by the Participant prior to exercise that is or was the subject of a prior Employee Award or Consultant Award may be so tendered only if it has been held by the Participant for six months unless otherwise determined by the Committee. The Committee shall provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award through broker-assisted cashless exercise or otherwise. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 11.

12.  Shareholder’s Agreement. As a condition to receiving shares of Common Stock in connection with an Award, the Committee may require that a Participant execute the Shareholders’ Agreement then in effect, if any, among the shareholders of the Company.

13.  Tax Withholding. The Company shall have the right to deduct applicable taxes with respect to each Award and withhold, at the time of delivery of cash or shares of Common Stock under this Plan or other appropriate time, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the Committee determines that tax withholding is required to be made.

14.  Termination of Employment. Upon the termination of employment for any reason of a Participant who is an Employee, any unexercised, unvested, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award for any period that is not beyond the applicable expiration date thereof, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (a) not adverse to such Award or (b) consented to by such Participant.

15.  Assignability. No Award under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”); provided, however, that the Committee may provide for limited assignability under the terms of the Option Agreement for employees and Nonemployees. No ISO under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution or pursuant to a QDRO. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 15 or the terms of an Award Agreement shall be null and void.

16.  Adjustments; Change in Control.

(a)  The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the shares of Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)  In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Board shall adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards; (ii) the exercise price of such Awards; (iii) the number of shares to be subject to future Awards under each Plan limit; and (iv) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the shares of Common Stock or any distribution to holders of shares of Common Stock of securities or property (other than normal cash dividends or dividends payable in shares of Common Stock), the Board may make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the Participants and preserve, without exceeding, the value of the Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (i) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued Awards or an assumption of previously issued Awards as a part of such adjustment; (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Options and SARs and the termination of Options and SARs that remain unexercised at the time of such transaction; or (iii) to provide for the acceleration of the vesting and exercisability of the Options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

(c)  If so provided in the Award Agreement, an Award may become vested and exercisable with respect to additional shares of Common Stock (up to 100% of the shares subject to an Award) upon a Change in Control (as hereinafter defined) of the Company. For purposes of this Plan, a “Change in Control” shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred:  (i) the grant by the Company of an exclusive license or sub-license to substantially all of the material patents used in the conduct of the business; (ii) any “person’s” (including a “group” as determined in accordance with Section 13(d)(3) of the Exchange Act) becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the Company’s then-outstanding securities (or securities of the Parent Corporation, if any, of the Company); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new member whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the members of the Board then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the Board; (iv) a sale of substantially all of the Company’s assets or a complete liquidation of the Company; or (v) any other event that the Committee determines to be a Change in Control.

17.  Restrictions. This Plan, and the granting, vesting and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Awards, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Awards and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

18.  Amendments or Termination. The Board may amend, modify, suspend, or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed.

19.  Unfunded Plan. Insofar as it provides for awards of Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Option Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

20.  No Employment Guaranteed; No Election as Director Guaranteed; No Continuation as Consultant Guaranteed.  No provision of this Plan or any Award Agreement hereunder shall confer any right upon any Employee to continued employment with the Company or any Affiliate or confer any right upon any Consultant to a continued relationship with the Company or any Affiliate. In addition, the granting of any Award shall not impose upon the Company, the Board or any other Directors of the Company any obligation to nominate any Nonemployee Director for election as a director and the right of the shareholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Award has been granted to such person.

21.  Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or applicable securities laws, shall be governed by and construed in accordance with the laws of Texas.

22.  Effective Date of Plan. This Plan shall be effective as of the Effective Date. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval of the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s shareholders held on or before the date one year after the Effective Date. If the shareholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

Attested to by the Secretary of Micromed Technology, Inc. as adopted by the Board of Directors of Micromed Technology, Inc. effective as of [the _____ day of __________, 2005 (the “Effective Date”)], and approved by shareholders of Micromed Technology, Inc. on the _____ day of ___________, 2005.

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[ Name ]
Secretary